Exhibit 99.1

Press Release

Contacts:	Susan Lehman Rockpoint Public Relations 510-832-6006 susan@rockpointpr.com	Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Appoints Michael Gulett as President and CEO

FREMONT, Calif., July 23, 2008 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband solutions for the digital home, today announced its Board of Directors has appointed Michael Gulett as its president and chief executive officer, succeeding Michael A. Ricci who is leaving those positions and will pursue other interests. Michael Gulett has been a member of the Company’s Board of Directors since 2003.

“I am pleased to announce that Ikanos’ Board of Directors has appointed Michael Gulett as the Company’s president and chief executive officer,” said G. Venkatesh, chairman of the board of directors for Ikanos Communications. “Mike’s strong executive management skills, track record of growing successful companies, and his in-depth knowledge of Ikanos’ business and the broadband semiconductor market make him an excellent choice for the role. In addition, I wish to thank Mike Ricci for his contributions to the Company. We wish him well in his next endeavor.”

Gulett brings over 30 years of semiconductor and communications industry experience. Gulett has held CEO positions most recently at Tzero Technologies and ARC International, and was the interim CEO at Siliquent Technologies which was acquired by Broadcom in 2005. Previously, Gulett served as president and COO at Virata Corporation and president and CEO of Paradigm Technology. Prior to Paradigm Technology, Gulett held engineering, operations and business management positions at VLSI Technology, California Devices, NCR Microelectronics and Intel Corporation. Gulett holds a bachelor’s degree in electrical engineering from the University of Dayton.

“Ikanos is well positioned in an extremely dynamic industry with products that continue to set the standards for broadband performance in markets around the world,” said Mike Gulett, president and CEO of Ikanos Communications. “Ikanos has the technical expertise that will enable it to define the market for next-generation broadband deployments. I am excited about our future growth prospects.”

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband solutions for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other products power the access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2008 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, Arion, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, Maximus, Palladia, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos Communications.

Cautionary Statement

This press release contains forward-looking statements that involve substantial risk and uncertainty regarding future growth, overall prospects and the ability of the new chief executive officer to lead Ikanos to new levels of success. This forward-looking statement is subject to a number of assumptions, uncertainties and risks, including overall economic and business conditions, market acceptance of new products and the continued growth of the market for broadband solutions and services. One should not rely upon forward-looking statements as predictions of future events. For a further discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K. We cannot assure that the events and circumstances reflected in the forward-looking statement will be achieved or occur, nor do we undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

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